STOCK PURCHASE AGREEMENT




            This Stock Purchase Agreement (the "Agreement") is made and entered into as of February 14, 2000 by and between Auto-Graphics, Inc., a California corporation (the "Company"), and Gibralter Permanente Assurance, Ltd., incorporated under the laws of the Republic of Dominica (the "Buyer").



                                R E C I T A L S


            WHEREAS, the Company and the Buyer have discussed the possible purchase by the Buyer of shares of the Company authorized but previously unissued Common Stock in a private placement transaction which is exempt from registration and/or qualification under applicable securities laws and would, therefore, require the shares sold and issued by the Company to the Buyer in such stock purchase transaction to be deemed to be "restricted securities" as that term is defined under such securities laws and requiring that the certificate representing such securities carry a legend indicating that such shares of stock are restricted securities;

            WHEREAS, the parties desire to memorialize their understandings and agreements in respect of such stock purchase transaction in this Agreement;



                               A G R E E M E N T


            NOW, THEREFORE, in consideration of the within premises and the promises set forth in this Agreement, and subject to the terms and conditions as provided for in this Agreement, the parties intending to be legally bound and obligated thereby do hereby agree, as follows:

            1. Sale/Purchase of Stock. The Company will sell, issue and deliver to the Buyer, and the Buyer will purchase, pay for and acquire from the Company at the Closing, as hereinafter defined, Seventy-Five Thousand (75,000) shares of the Company's restricted Common Stock (the "Stock") for a total purchase price ("Purchase Price") of Nine Hundred Thirty Thousand Dollars ($930,000) or $12.40 per share. The Purchase Price shall be paid by the Buyer to the Company at the Closing in cash. The Stock will represent slightly less than 5% of the Company's total issued and outstanding shares of Common Stock immediately following the Closing.

            2. Closing. The Closing, where the Company will sell, issue and deliver the Stock to and the Buyer will purchase, pay for and acquire the Stock, including the share certificate representing such Stock, shall be on or before February 18, 2000, or such sooner time as the Buyer notifies the Company in writing that it is ready to consummate the subject transaction (the "Closing Date"). The Closing shall take place at 2:30 P.M. on the Closing Date at such time and place as the Company and the Buyer mutually agree in writing prior to the Closing is convenient (and, if no such mutually convenient place is so designated, then the Closing shall take place at the Company's corporate offices in Pomona, California). If requested by the Buyer, the Closing shall be conducted telephonically.

            3. Restricted Stock/Legend. The offer, sale, issuance and delivery of the Stock including the share certificate therefor (herein collectively the "Stock") will not be registered and/or qualified under applicable Federal or any state's securities laws and will be pursuant to and in accordance with one or more exemptions from such registration/qualification. Accordingly, the Stock will be deemed for all purposes to be "restricted stock" as that term is defined under applicable securities laws (including herein statutes, rules and regulations) and, as such, may not be offered, sold, distributed or hypothecated by the Buyer except in accordance with applicable securities laws. In accordance with applicable securities laws, the Stock when issued will carry a legend restricting offer, sale, distribution and/or hypothecation by the Buyer except in accordance with applicable securities laws; and the Company will issue appropriate "stop transfer" instructions to its independent stock transfer agent in respect of such Stock and the restricted nature thereof. A copy of the legend to be affixed to the Stock by the Company's stock transfer agent appears on Exhibit A to this Agreement.

            4. Exemption From Registration/Qualification. The Stock is and will be offered, sold, issued and delivered by the Company to the Buyer based upon the Buyer's representation, warranty and agreement to and with the Company in connection with such stock purchase transaction that the Buyer is not acquiring the Stock with a view to resale or other distribution of the Stock and is acquiring and will hold the Stock for investment purposes.
Under applicable securities laws, this means that the Buyer must hold the Stock including all interests therein for a minimum period of one year before the Stock is eligible for sale by the Buyer in the public trading market for such Stock and/or in any other "public" distribution of the Stock as that term is broadly defined under applicable securities laws. The Buyer will also be required and hereby agrees to provide the Company with a written questionnaire and subscription agreement covering the Stock and the subject stock purchase transaction, and the Buyer's qualifications to purchase and acquire the Stock in a private placement or "exempt" transaction, as may reasonably be required by the Company to support the "exempt from registration/qualification" nature of the transaction which is a condition to the Company's obligation to consummate the transaction at the Closing under this Agreement. In this regard, the Buyer hereby represents and warrants to the Company that the Buyer is a licensed insurance company in its jurisdiction of incorporation with substantial assets and is, for all purposes, an "accredited investor" as that phrase is defined under applicable securities laws.

            5. Buyer's Due Diligence. For purposes of assisting the Buyer to conduct an appropriate inquiry into the investment merits of the Stock ("due diligence"), the Company will provide the Buyer with certain financial and other information about the Company, its securities, the market in which the Company's securities trade, the Company's products/services, prospects, management, results of operations, financial condition and otherwise in respect of the "risks" attending the purchase of the Stock by the Buyer as provided for and contemplated by this Agreement as described on the schedule attached hereto and incorporated herein as Exhibit B ("Due Diligence Materials"). After the Buyer has had the opportunity to review such Due Diligence Materials, the Buyer will be provided the opportunity to conduct such other and further due diligence as the Buyer (and, possibly or at the Buyer's election, his offeree representative) shall deem appropriate under the circumstances for purposes of the Buyer's consummation of the subject stock purchase transaction at the Closing, including without limitation the submission by the Buyer of written questions to the Company, interviews with the Company's management, a tour of the Company's corporate offices and production facility in Pomona, California, demonstration of the Company's products/services, communication with the Company's commercial bank, outside professionals and vendors/suppliers/customers. When and if the Buyer has performed such due diligence to its sole and exclusive satisfaction, then the Buyer may proceed to consummate the subject purchase transaction at the Closing. Completion of the Buyer's due diligence to the Buyer's (including, possibly or at the election of the Buyer, the Buyer's offeree representative) sole satisfaction and election shall be a condition to the Buyer's obligation to consummate the stock purchase transaction and the Closing under this Agreement (and, in the event that the Buyer has not previously notified the Company in writing as to the satisfactory completion of such due diligence, the consummation of the stock purchase transaction at the Closing by the Buyer shall constitute final and conclusive confirmation by the Buyer to the Company and otherwise that such due diligence has in fact been finally and fully so completed). Costs/expenses associated with the due diligence conducted by the Buyer shall be the responsibility of and be paid by the Buyer. The Buyer hereby acknowledges to the Company its awareness that the purchase of and an investment in the securities of the Company, including the Stock which is the subject of this Agreement, is subject to substantial risk.
            6. Written Confirmation That The Buyer Is Not Acting In Concert With Any Other Shareholders Of The Company. Prior to the Closing, the Buyer will confirm to the Company in writing, and hereby represents, warrants and agrees to and with the Company for purposes of this Agreement, that in negotiating to purchase and in actually purchasing the Stock and in maintaining such investment, the Buyer is not acting in concert with any other shareholder (person or entity) of the Company; and that the Buyer is acting for his own investment account independent of and separate from any other shareholder of the Company. The Buyer also agrees to confirm to the Company in writing prior to the Closing, and hereby represents, warrants and agrees to and with the Company, that the subject stock purchase transaction is not part of the Company's prior private offering of securities conducted from approximately May 15, 1999 through October 31, 1999, and that the Buyer did not previously discuss with the Company the purchase of any securities of the Company in such prior and completed securities offering.

            7. Conditions To The Parties' Obligation To Close. The parties' obligation to consummate and otherwise close the subject stock purchase transaction at the Closing is expressly conditioned upon the following:

                  (A).  The Buyer -

                        (i). Completion of the Buyer's due diligence as provided for herein under paragraph 5 of this Agreement.

                  (B).  The Company -

                        (i) Review and approval of the Buyer's questionnaire and subscription agreement as provided for in paragraph 4 of this Agreement;

                        (ii) Determination by the Company including its legal counsel to its (their) sole and exclusive satisfaction that the proposed stock purchase transaction, including the offer, sale, issuance and delivery of the Stock, is in fact exempt from registration and/or qualification under applicable securities laws as provided for in paragraph 4 of this Agreement;

                        (iii) Timely and full performance and completion to the Company's satisfaction of all of the Buyer's undertakings and covenants as provided for in this Agreement including without limitation in paragraphs 4 (questionnaire/subscription agreement) and 10 (cooperation); and

                        (iv). The accuracy and completeness of the Buyer's representations and warranties to the Company as provided for in paragraphs 4, 6, 8, 9 and 10 of this Agreement at the time of the Closing.


Either party is free, but not obligated to, waive any of the foregoing conditions in whose favor such conditions are indicated to apply prior to or at the Closing.

            If the Buyer has not notified the Company in writing prior to the Closing that its "due diligence" as provided for in paragraphs 7.(A).(i) and 5 above has NOT been completed to its satisfaction, then the completion of the Buyer's "due diligence" to its satisfaction under this Agreement shall be deemed for all purposes to have been completed to its satisfaction.

            8. Finder's Fee. Buyer hereby acknowledges that, subject to the consummation of the subject stock purchase transaction at the Closing, the Company has agreed to pay Gordon Brown or his designee (the "Finder") a "finder's fee" for introducing the Buyer to the Company in the amount of $60,500. The Buyer hereby acknowledges and represents and warrants to the Company that, in entering into this Agreement and in consummating the subject stock purchase transaction at the Closing, the Buyer is not relying on any statement, representation, warranty, understanding, agreement, commitment, assurance and/or guaranty made by the Finder for, on behalf of and/or in the name of the Company; and that the Buyer does not deem or otherwise consider the Finder to be the authorized or implied agent or other representative of the Company for purposes of this Agreement, the subject stock purchase transaction or otherwise. The Company understands and hereby reports to the Buyer its understanding that the Finder is a registered and/or beneficial shareholder of the Company; however, the Finder is not authorized by the Company to make any representations to or provide the Buyer with any assurances concerning which are not part of the Company's published securities disclosure information. Buyer acknowledges that it is not relying on the Finder as an offeree representative, as that term is defined under applicable securities laws or otherwise, for purposes of the subject stock purchase transaction. Except as indicated herein regarding the Finder, the parties represent, warrant and agree to and with each other that they have not obligated the Company to any person or entity for any finder's fee, commission or other form of compensation or remuneration in respect of the matters which are the subject of this Agreement.

            9. Beneficial Ownership. The Buyer hereby discloses to the Company that the owners, partners, members or other beneficial owners of the Buyer are as set forth on the schedule attached hereto and incorporated herein as Exhibit C; and the Buyer represents, warrants and agrees with the Company that there are no other beneficial owners of the Buyer, actual or planned, at the date of this Agreement and at the time of the Closing other than as identified on Exhibit C.

            10. Cooperation By Buyer. In addition to its agreements and covenants as set forth in this Agreement, the Buyer further agrees and covenants to cooperate and assist the Company in the preparation, execution and delivery of such further documentation, instruments and other matters as may reasonably be requested by the Company of the Buyer in order to facilitate and expedite the consummation of the stock purchase agreement at the Closing in accordance with the provisions of and as otherwise contemplated by this Agreement.

            11. Miscellaneous. This Agreement fully and completely memorializes the parties' understandings, representations, warranties, agreements, covenants, promises, commitments and guaranties in respect of the subject matter of this Agreement. This Agreement may only be subsequently modified, amended or otherwise changed by a further writing so stating signed by the party against which any such modification, amendment and/or change is sought to be enforced. In entering into and performing this Agreement, the parties are not relying for any purpose (contract, tort or otherwise) on any statement, understanding, representation, warranty, agreement, covenant, promise, commitment, guaranty or other matter which is not expressly provided for in this Agreement. For purposes of this Agreement, time shall be deemed to be of the essence. This Agreement shall be deemed for all purposes to have been jointly drafted and otherwise prepared by the undersigned parties, and no one party shall be prejudiced as a result of any subsequent judicial determination that any of the language used in this Agreement is unclear or otherwise ambiguous. Attorneys and other professional fees paid or incurred by the respective parties in respect of this Agreement and the subject stock purchase transaction will be borne solely and exclusively by such parties. Buyer acknowledges having had the opportunity to consult with legal counsel and/or other professionals of its choice in respect of this Agreement and the matters set forth herein. By signing this Agreement, the undersigned parties thereby represent, warrant and agree that they are authorized and empowered to do so.

            IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above stated.


                                    AUTO-GRAPHICS, INC.






                                  By ss/  Robert S. Cope
                                  Robert S. Cope, President





                                    GIBRALTER PERMANENTE ASSURANCE, LTD.



                                  By ss/Michael Licopantis
                                  Michael Licopantis,President